Exhibit 99.1
Press Release Dated March 27, 2013

Two Rivers Acquires Control of Metropolitan District

Municipal Bond Financing to Support Rotational Farm Fallowing

DENVER – March 27, 2013 -- Two Rivers Water & Farming Company (OTCQB: TURV) (www.2riverswater.com) announced today it has acquired the last remaining parcels of land inside the Sunset Metropolitan District.  Two Rivers now owns all land from which electors can vote to seat board members of the Sunset Metropolitan District.

Two Rivers expects to formally amend the District’s service plan to:

1.	focus on rotational farm fallowing in the Arkansas River Basin;
2.	change the District’s name to Farm-City Metropolitan District, and
3.	increase the District’s bonding capacity to finance water infrastructure projects that support rotational farm fallowing.

The District has a bonding capacity of $130,000,000, with no bonds currently outstanding.  Two Rivers’ goal in acquiring voting control of the district is to direct a special district with a financing facility that supports capital-intensive water infrastructure projects supporting rotational farm fallowing.

John McKowen, Founder and CEO of Two Rivers, stated, “The District’s service plan will be amended so farmers can build and co-manage the water infrastructure that supports farmers.  Transacting with municipalities in a collaborative manner where farming and cities mutually benefit, preserves and protects the economics of farming.”

Collaborative rotational farm fallowing agreements between farmers and municipalities make surplus urban water available for irrigation and conversely make irrigation water available for urban use during droughts without permanently drying up farmland.

Two Rivers is in ongoing discussions with the Pueblo Board of Water Works, Colorado Springs Utilities and other members of the Recovery of Yield Group to collaboratively develop 25,000 AF of new storage.  Two Rivers expects to acquire storage properties on which it will construct gravel pit reservoirs and lease a portion of the water storage space to municipalities in exchange for being provided long-term leases of excess municipal water to be used for irrigation.

The new reservoir space is to be built on land adjacent to the Arkansas River in Pueblo County, Colorado.  Two Rivers anticipates restoring as much as 25,000 previously farmed irrigated acres in Pueblo County, Colorado.  The company expects the irrigated acres to plant a mix of high yield and higher value, vegetable and fodder crops.

About Two Rivers:

Two Rivers has developed and operates a revolutionary new water business model suitable for arid regions in the Southwestern United States whereby the Company synergistically integrates irrigated farming and wholesale water distribution into one company, utilizing a practice of rotational farm fallowing.  Rotational farm fallowing, as it applies to water, is a best methods farm practice whereby portions of farm acreage are temporarily fallowed in cyclic rotation to give soil an opportunity to reconstitute itself.  The Company produces and markets high value vegetable and fodder crops on its irrigated farmland and provides wholesale water distribution through farm fallowing agreements in its initial area of focus on the Arkansas River and its tributaries on the Southern Front Range of Colorado.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:
Two Rivers Water & Farming Company
John McKowen, CEO
(303) 222-1000
jmckowen@2riverswater.com